Exhibit 99.1

For More Information, Contact:

For Immediate Release

Investor Relations: Macromedia

Michael Look

415 832 5995

mlook@macromedia.com

Public Relations:

Macromedia

Melissa Sheridan

415 832 2246

msheridan@macromedia.com

MACROMEDIA REPORTS SECOND QUARTER FISCAL YEAR 2006 RESULTS

Net income increases 41 percent on record revenues

	Three Months Ended September 30
	2005	2004
Summary Financial Results
Net revenues (millions)	$127.9	$107.9
Net income per diluted share – GAAP	$0.25	$0.20
Net income per diluted share – Non-GAAP	$0.30	$0.22

San Francisco, CA – October 24, 2005 – Macromedia, Inc. (Nasdaq: MACR) today reported financial results for its fiscal 2006 second quarter ended September 30, 2005, reporting the highest revenue and earnings in the Company’s history. Net revenues for the quarter were $127.9 million, an 18 percent increase compared to the $107.9 million reported for the same period last year.

GAAP net income for the fiscal second quarter was $20.3 million, or $0.25 per diluted share, compared to $14.5 million, or $0.20 per diluted share, for the same quarter a year ago. Non-GAAP net income for the fiscal second quarter was $24.9 million, or $0.30 per diluted share, compared to $15.8 million, or $0.22 per diluted share, for the same quarter a year ago. Non-GAAP results exclude expenses associated with the proposed Adobe merger and the tax effect of the planned repatriation of foreign earnings partially offset by other tax items, as outlined in the attached consolidated statements and related reconciliations. Non-GAAP results also reflect an estimated annual tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

“With the advancement of rich Internet application development, new mobile adoption on the Flash Platform, and the launch of Studio 8, this has been an outstanding quarter,” said Stephen Elop, CEO, Macromedia. “We are in the midst of one of the most profound changes in our industry. Developers and consumers alike continue to embrace the concept that great digital experiences matter, demonstrated by the more than 100 million people who have already downloaded Flash Player 8.”

Business Outlook – Third Quarter Fiscal Year 2006

For the quarter ending December 31, 2005, Macromedia expects net revenues to be in the range of $130 to $140 million, with gross margins in the 90 to 92 percent range and operating profit margin between 20 and 23 percent, excluding certain merger-related costs.

Conference Call

Macromedia’s second quarter fiscal year 2006 financial results will be discussed in a Macromedia Breeze presentation available at http://www.macromedia.com/MACR/. In addition, a teleconference is scheduled to begin at 2 p.m. Pacific Time / 5 p.m. Eastern Time on Monday, October 24, 2005. After the conclusion of the teleconference, a replay of the conference call will be available on the Company’s website.

ABOUT MACROMEDIA

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling, and memorable experiences—on the Internet, on fixed media, on wireless, and on digital devices.

Cautionary Note About Forward Looking Statements

Matters discussed in this news release may be considered forward looking statements, including those under the heading “Business Outlook” that relate to expected future financial results which involve risks and uncertainties. Such risks and uncertainties include those related to the pending merger with Adobe Systems Incorporated, customer acceptance of new products and services and new versions of existing products, the impact of competition, the risk of delays in product development and release dates, the risk of not attracting and retaining key personnel, new regulations and other government actions that may materially increase the cost of compliance and doing business, risks associated with participating in international markets (including, but not limited to, foreign policies, market instability, exchange rate fluctuation, and regulations in the applicable foreign countries), quarterly fluctuations of the Company’s operating results, the Company’s dependence on distributors and resellers, the risk of product returns, the challenges faced in protecting the Company’s intellectual property within and outside the U.S., the risks associated with potential litigation and intellectual property ownership claims against the Company and others in the industry, volatility of the Company’s stock, and other risks detailed from time to time in the Company’s filings with the SEC, including without limitation, its annual report on Form 10-K, and its quarterly reports on Form 10-Q, as they may be updated or amended with future filings. The actual results the Company achieves may differ materially from any forward looking statements due to such risks and uncertainties.

Non-GAAP Financial Measures

Macromedia prepares its financial statements in accordance with accounting principles generally accepted in the United States (GAAP) and adjusts some of its GAAP measures to create non-GAAP financial measures. For purposes of presenting our non-GAAP net income, we exclude certain merger-related costs and apply a non-GAAP annual tax rate of 20% reflecting our estimated tax expense on our core operations. Our non-GAAP financial measures may be considered in addition to, but are not to be used as a substitute for the GAAP information contained in our financial reporting. The non-GAAP financial measures we use are likely to be different from, and not comparable to, non-GAAP financial measures used by other companies.

Macromedia’s management uses non-GAAP financial measures for its internal performance management and budgeting processes. Macromedia believes that the non-GAAP financial measures provide useful insight into the performance of the business by eliminating the impact of non-recurring and unusual items that are recorded under GAAP. The non-GAAP financial measures have limitations compared to GAAP measures because they exclude charges that often have a material impact on the Company’s GAAP operating expenses, net earnings and diluted earnings per share calculations. To compensate for these limitations, Macromedia’s management typically uses non-GAAP measures in conjunction with GAAP results.

Macromedia believes that presenting the non-GAAP results with an accompanying reconciliation to GAAP results provides investors with an additional tool for evaluating the ongoing performance of our business, without the influence of certain non-recurring expenses. Macromedia believes the non-GAAP financial measures may be useful to investors in helping them understand the financial condition of Macromedia by focusing on the performance of the Company’s core operations. The non-GAAP financial measures are presented by Macromedia to give investors further information about historical and expected results and increase their ability to compare financial information from period to period.

MACROMEDIA, INC. Condensed Consolidated Statements of Income Impact of Non-GAAP Adjustments on Reported Net Income (In thousands, except percentages and per share data) (unaudited)

	Three Months Ended September 30, 2005				Three Months Ended September 30, 2004
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net revenues	$127,884	$—		$127,884	$107,924	$—		$107,924
Cost of revenues:
Cost of net revenues	9,868	—		9,868	7,538	—		7,538
Amortization of acquired developed technology	744			744	744			744

Total cost of revenues	10,612	—		10,612	8,282	—		8,282

Gross profit	117,272	—		117,272	99,642	—		99,642

Operating expenses:
Sales and marketing	48,742	—		48,742	44,733	—		44,733
Research and development	26,120	—		26,120	25,100	—		25,100
General and administrative	13,433	—		13,433	10,812	—		10,812
Amortization of intangible assets	188	—		188	—			—
Restructuring and other	1,435	—		1,435	242			242
Merger-related	3,003	(3,003	)(A)	—	—	—		—

Total operating expenses	92,921	(3,003)		89,918	80,887	—		80,887

Operating income	24,351	3,003		27,354	18,755	—		18,755

Other income:
Interest income, net	3,487	—		3,487	1,113	—		1,113
Other, net	327	—		327	(102)	—		(102)

Total other income	3,814	—		3,814	1,011	—		1,011

Income before income taxes	28,165	3,003		31,168	19,766	—		19,766
Provision for income taxes	(7,830)	1,596	(B)	(6,234)	(5,300)	1,347	(B)	(3,953)

Net income	$20,335	$4,599		$24,934	$14,466	$1,347		$15,813

Net income per common share:
Basic	$0.27				$0.21
Diluted	$0.25			$0.30	$0.20			$0.22
Weighted average common shares outstanding used in net income per common share calculation:
Basic	76,000				69,510
Diluted	81,960			81,960	73,480			73,480
Gross Margin
Gross profit as a percentage of net revenues	92%			92%	92%			92%
Selected operating expenses as a percentage of net revenues:
Sales and marketing	38%			38%	41%			41%
Research and development	20%			20%	23%			23%
General and administrative	11%			11%	10%			10%
Operating Margin:
Operating income as a percentage of net revenues	19%			21%	17%			17%

The financial results include non-GAAP financial measures of operating expenses, operating income, income before income taxes, provision for income taxes, net income and diluted earnings per share. These non-GAAP financial measures exclude the following non-recurring items:

(A)	Certain expenses related to our pending merger with Adobe Systems Incorporated which are comprised primarily of professional fees for legal services.

(B)	For purposes of presenting our non-GAAP net income, we apply an annual income tax rate of 20% reflecting our estimated tax expense on our core operations.

This rate of 20% is less than the U.S. federal statutory rate of 35% due to taxes on foreign earnings at tax rates lower than the U.S. statutory rate and the expected benefits to be realized from deferred tax assets and net operating losses.

MACROMEDIA, INC. Condensed Consolidated Statements of Income Impact of Non-GAAP Adjustments on Reported Net Income (In thousands, except percentages and per share data) (unaudited)

	Six Months Ended September 30, 2005				Six Months Ended September 30, 2004
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net revenues	$244,705	$—		$244,705	$211,478	$—		$211,478
Cost of revenues:
Cost of net revenues	17,831	—		17,831	15,012	—		15,012
Amortization of acquired developed technology	1,488			1,488	1,488			1,488

Total cost of revenues	19,319	—		19,319	16,500	—		16,500

Gross profit	225,386	—		225,386	194,978	—		194,978

Operating expenses:
Sales and marketing	97,735	—		97,735	88,825	—		88,825
Research and development	50,296	—		50,296	48,818	—		48,818
General and administrative	28,814	—		28,814	21,961	—		21,961
Amortization of intangible assets	376	—		376	483			483
Restructuring and other	1,435	—		1,435	—			—
Merger-related	7,254	(7,254	)(A)	—	—	—		—

Total operating expenses	185,910	(7,254)		178,656	160,087	—		160,087

Operating income	39,476	7,254		46,730	34,891	—		34,891

Other income:
Interest income, net	6,183	—		6,183	2,054	—		2,054
Other, net	935	—		935	(64)	—		(64)

Total other income	7,118	—		7,118	1,990	—		1,990

Income before income taxes	46,594	7,254		53,848	36,881	—		36,881
Provision for income taxes	(11,038)	268	(B)	(10,770)	(9,453)	2,077	(B)	(7,376)

Net income	$35,556	$7,522		$43,078	$27,428	$2,077		$29,505

Net income per common share:
Basic	$0.47				$0.40
Diluted	$0.43			$0.52	$0.37			$0.40
Weighted average common shares outstanding used in net income per common share calculation:
Basic	75,960				69,140
Diluted	82,340			82,340	73,790			73,790
Gross Margin
Gross profit as a percentage of net revenues	92%			92%	92%			92%
Selected operating expenses as a percentage of net revenues:
Sales and marketing	40%			40%	42%			42%
Research and development	21%			21%	23%			23%
General and administrative	12%			12%	10%			10%
Operating Margin:
Operating income as a percentage of net revenues	16%			19%	16%			16%

The financial results include non-GAAP financial measures of operating expenses, operating income, income before income taxes, provision for income taxes, net income and diluted earnings per share. These non-GAAP financial measures exclude the following non-recurring items:

(A)	Certain expenses related to our pending merger with Adobe Systems Incorporated which are comprised primarily of professional fees for legal and investment banking services.

(B)	For purposes of presenting our non-GAAP net income, we apply an annual income tax rate of 20% reflecting our estimated tax expense on our core operations.

This rate of 20% is less than the U.S. federal statutory rate of 35% due to taxes on foreign earnings at tax rates lower than the U.S. statutory rate and the expected benefits to be realized from deferred tax assets and net operating losses.

MACROMEDIA, INC. Condensed Consolidated Balance Sheets (In thousands) (unaudited)

	September 30, 2005	March 31, 2005
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$441,561	$378,278
Accounts receivable, net	76,205	57,582
Prepaid expenses and other current assets	31,219	23,674

Total current assets	548,985	459,534
Property and equipment, net	106,453	109,509
Goodwill, purchased and other intangible assets, net	240,286	240,801
Deferred income taxes, non-current	23,891	22,272
Other assets	11,859	11,765

Total assets	$931,474	$843,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,105	$5,355
Accrued liabilities and income taxes payable	86,881	83,070
Accrued restructuring	7,594	9,151
Deferred revenues	54,435	42,604

Total current liabilities	154,015	140,180
Accrued restructuring, non-current	18,695	20,171
Deferred revenues, non-current	9,996	9,413
Other liabilities, non-current	4,995	3,870

Total liabilities	187,701	173,634
Total stockholders’ equity	743,773	670,247

Total liabilities and stockholders’ equity	$931,474	$843,881

MACROMEDIA, INC. Selected Financial Data (In millions, except percentages) (unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2005	2004	2005	2004
Selected Cash Flow Information:
Depreciation and amortization	$6.5	$6.5	$13.0	$12.1
Purchase of property and equipment	$2.3	$5.6	$9.4	$43.7
Proceeds from employee stock purchase and stock option plans	$17.4	$6.1	$32.5	$19.9

	Three Months Ended September 30,		Six Months Ended September 30,
	2005	2004	2005	2004
Earnings before interest, taxes, depreciation and amortization - EBITDA:
GAAP operating income	$24.4	$18.8	$39.5	$34.9
Add: Depreciation and amortization	6.5	6.5	13.0	12.1

GAAP Basis EBITDA	30.9	25.3	52.5	47.0

Add: Merger-related expenses	3.0	—	7.3	—

Non-GAAP Basis EBITDA	$33.9	$25.3	$59.8	$47.0

We believe EBITDA provides useful information to investors because it is an indicator of the performance of our ongoing business operations, including our ability to fund future operating expenses, capital expenditures, acquisitions and other investments. While depreciation and amortization are considered operating expenses under U.S. Generally Accepted Accounting Principles (“GAAP”), they primarily represent non-cash current period allocations of costs associated with long-lived assets acquired in prior periods.

	Three Months Ended September 30,				% Change	Six Months Ended September 30,				% Change
	2005		2004			2005		2004
	$	%	$	%		$	%	$	%
Net Revenues by Geography:
North America	$74.0	58%	$62.0	57%	19%	$137.7	56%	$119.6	57%	15%

Europe	25.1	20%	22.9	21%	10%	55.1	23%	48.2	23%	14%
Asia Pacific and Other	28.8	22%	23.0	22%	25%	51.9	21%	43.7	20%	19%

International	53.9	42%	45.9	43%	17%	107.0	44%	91.9	43%	16%

Net Revenues	$127.9	100%	$107.9	100%	18%	$244.7	100%	$211.5	100%	16%

	Three Months Ended September 30,				% Change	Six Months Ended September 30,				% Change
	2005		2004			2005		2004
	$	%	$	%		$	%	$	%
Net Revenues by Market:
Designer and Developer	$96.0	75%	$86.6	80%	11%	$181.4	74%	$171.6	81%	6%
Business User	16.9	13%	11.4	11%	48%	33.9	14%	22.3	11%	52%
Consumer	13.1	10%	8.1	8%	61%	26.1	11%	14.7	7%	78%
Other	1.9	2%	1.8	1%	2%	3.3	1%	2.9	1%	15%

Net Revenues	$127.9	100%	$107.9	100%	18%	$244.7	100%	$211.5	100%	16%